EXHIBIT 11

                 COMPUTATION OF FULLY DILUTED EARNINGS PER
               SHARE UNDER TREASURY STOCK METHOD SET FORTH
              IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                                                 For Quarter Ended
                                          ------------------------------
                                          June 30, 1994    June 30, 1993*
                                          -------------    -------------

Number of shares on which earnings
(loss) per share is based:
 Average outstanding during period        584,041,605      570,188,653

Add - Incremental shares under stock
option and stock purchase plans             3,432,312               --

    - Incremental shares related to
5 3/4% CGI convertible bonds                7,715,388               --
                                          -----------      -----------

Number of shares on which fully diluted
earnings (loss) per share is based        595,189,305      570,188,653
                                          ===========      ===========

Net earnings (loss) available to
common shareholders (millions)            $       668          $(8,041)


    - Net earnings (loss) effect of
interest on 5 3/4% CGI convertible
bonds (millions)                                    5               --
                                          -----------      -----------

Net earnings (loss) on which fully
diluted earnings per share
is based (millions)                       $       673          $(8,041)
                                          ===========      ===========

Fully diluted earnings (loss) per share       $  1.13          $(14.10)

Published earnings (loss) per share           $  1.14          $(14.10)

* In 1993, incremental shares under stock plans and the effect of the convertible bonds were not considered for the fully diluted earnings
  (loss) per share calculation due to their antidilutive effect.
  As such, the amounts reported for published and fully diluted earnings
  (loss) per share are the same.







                                  - 17 -


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                 COMPUTATION OF FULLY DILUTED EARNINGS PER
               SHARE UNDER TREASURY STOCK METHOD SET FORTH
              IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15 - (CONTINUED)

                                                 For Six Months Ended
                                          ------------------------------
                                          June 30, 1994    June 30, 1993*
                                          -------------    -------------
Number of shares on which earnings
(loss) per share is based:
 Average outstanding during period          583,054,388    570,373,922

Add - Incremental shares under stock
option and stock purchase plans               2,696,239             --


    - Incremental shares
related to 5 3/4% CGI convertible
bonds                                         7,715,388             --
                                          -------------    -----------

Number of shares on which fully diluted
earnings (loss) per share is based          593,466,015    570,373,922
                                          =============    ===========

Net earnings (loss) available to
common shareholders (millions)                  $ 1,038        $(8,440)


    - Net earnings (loss) effect of
interest on 5 3/4% CGI convertible
bonds (millions)                                      9             --
                                          -------------    -----------

Net earnings (loss) on which fully
diluted earnings per share
is based (millions)                             $ 1,047        $(8,440)
                                          =============      =========

Fully diluted earnings (loss) per share         $  1.76        $(14.80)

Published earnings (loss) per share             $  1.78        $(14.80)

* In 1993, incremental shares under stock plans and the effect of the convertible bonds were not considered for the fully diluted earnings
  (loss) per share calculation due to their antidilutive effect.
  As such, the amounts reported for published and fully diluted earnings
  (loss) per share are the same.




                                  - 18 -